Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements or expense efficiencies, among other factors, that could result as a consequence of the merger, and accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The accompanying unaudited pro forma condensed combined financial statements present financial information from the National and Gilman unaudited pro forma condensed combined statements of operations for the years ended September 30, 2012 for National and June 30, 2012 for Gilman and for the nine months ended June 30, 2013 for National and Gilman, respectively. For National, the nine months data was derived from financial reports included in National’s 10-Q filing. For Gilman the nine months data was derived from published audited financial statements included in Gilman’s 10-K filing and subtracting the three months ended September 30, 2012 from the twelve months ended June 30, 2013 to arrive at the nine months ended June 30, 2013. The unaudited pro forma condensed combined balance sheets as of June 30, 2013, are based on the historical balance sheets of National and Gilman respectively as of that date. The unaudited pro forma condensed combined statements of operations are presented as if the merger had occurred on October 1, 2012. The unaudited pro forma condensed combined balance sheets give effect to the transaction as if it occurred on October 1, 2012.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of National and Gilman included in this proxy statement/prospectus.

We anticipate that the merger will provide the combined company with financial benefits that may include increased revenues due to departmental synergies, cost savings on business expenses including but not limited to product marketing, insurance expenses, salaries, benefits, professional fees as well as other general and administrative costs. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to departmental synergies, cost savings on business expenses including but not limited to product marketing, insurance expenses, salaries, benefits, professional fees as well as other general and administrative costs and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

●	changes in the trading price for National common stock;

●	net cash used or generated in Gilman’s operations between the signing of the merger agreement and completion of the merger;

●	other changes in Gilman’s net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below; and

●	changes in the financial results of the combined company.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

●	the accompanying notes to unaudited pro forma consolidated financial information;

●	the audited consolidated financial statements of National for the year ended September 30, 2012 and the notes relating thereto;

●	the unaudited consolidated financial statements of National as of and for the nine months ended June 30, 2013 and the notes relating thereto;

●	the audited consolidated financial statements of Gilman for the year ended June 30, 2013 and the notes relating thereto;

Unaudited Pro Forma Condensed Combined

Statements of Financial Condition at June 30, 2013

National Holdings Corporation and Gilman & Ciocia

	Historical		Pro Forma
	NHLD	GTAX	Combined	Financing Pro-Forma Adjustments		Business Combination Pro-Forma Adjustments		Pro-Forma Combined
Current Assets
Cash and cash equivalents	$14,696,000	$1,409,000	$16,105,000	$3,016,000	a	$(5,400,000)	b	$13,721,000
Restricted Cash	-	190,000	190,000					190,000
Deposit with clearing organizations	1,107,000	-	1,107,000					1,107,000
Receivables from broker-dealers and clearing organizations	3,617,000		3,617,000					3,617,000
Trade Accounts Receivable, Net	-	2,381,000	2,381,000					2,381,000
Receivables From Employees, Net	-	833,000	833,000					833,000
Other receivables, net of allowance for uncollectible accounts	842,000	-	842,000					842,000
Advances to registered representatives - Current portion	490,000	-	490,000					490,000
Securities owned: marketable at market value	618,000	13,000	631,000					631,000
Securities owned: non-marketable at fair value	297,000	-	297,000					297,000
Prepaid Expenses	-	282,000	282,000					282,000
Other assets	787,000		787,000					787,000
Other Current Assets	-	154,000	154,000					154,000
Total Current Assets	22,454,000	5,262,000	27,716,000	3,016,000		(5,400,000)		25,332,000

Non-Current Assets
Advances to registered representatives - Long term portion	366,000	-	366,000					366,000
Fixed assets, net	431,000	523,000	954,000					954,000
Intangible assets, net	-	3,641,000	3,641,000			6,146,000	c	9,787,000
Goodwill	-	4,016,000	4,016,000			178,000	c	4,194,000
Other assets	180,000	262,000	442,000					442,000
Total Assets	$23,431,000	$13,704,000	$37,135,000	$3,016,000		$924,000		$41,075,000

Current Liabilities
Accounts payable, accrued expenses and other liabilities	$11,483,000	$925,000	$12,408,000			$(48,000)	b	$12,360,000
Accrued Expenses	-	1,507,000	1,507,000					1,507,000
Commissions Payable	-	2,339,000	2,339,000					2,339,000
Deferred Income	-	107,000	107,000					107,000
Payable to broker-dealers and clearing organizations	13,000	-	13,000					13,000
Securities sold, but not yet purchased, at market	11,000	-	11,000					11,000
Current Portion of Notes Payable and Capital leases	-	3,771,000	3,771,000			(3,771,000)	b	-
Due to Related Parties	-	192,000	192,000			(149,000)	b	43,000
Total Current Liabilities	11,507,000	8,841,000	20,348,000	-		(3,968,000)		16,380,000

Non-Current Liabilities
Accrued expenses and other liabilities - Long term portion	179,000	-	179,000					179,000
Long Term Portion of Notes Payable and Capital Leases	-	1,173,000	1,173,000			(584,000)	b	589,000
Long Term portion of related party notes		848,000	848,000			(848,000)	b	-
Other Long Term Liabilities	-	326,000	326,000					326,000
Total Liabilities	11,686,000	11,188,000	22,874,000	-		(5,400,000)		17,474,000

Stockholders' Equity
Common stock	1,780,000	964,000	2,744,000	212,000	a	(511,000)	c	2,445,000
Additional paid-in capital	64,466,000	36,599,000	101,065,000	2,804,000	a	(28,212,000)	c	75,657,000
Accumulated deficit	(54,522,000)	(35,047,000)	(89,569,000)			35,047,000	c	(54,522,000)
Total Stockholders' Equity Before Non-controlling Interest	11,724,000	2,516,000	14,240,000	3,016,000		6,324,000		23,580,000
Non Controlling Interest	21,000	-	21,000					21,000
Total Stockholders' Equity	11,745,000	2,516,000	14,261,000	3,016,000		6,324,000		23,601,000
Total Liabilities and Stockholders' Equity	$23,431,000	$13,704,000	$37,135,000	$3,016,000		$924,000		$41,075,000

Notes

a. Issuance of 10,583,350 shares of common stock of NHLD pursuant to a private placement which generated proceeds of $3,016,000 on August 29, 2013
b. Satisfaction of accounts payable, notes payable and related party notes aggregating $5,400,000 at date of closing on October 15, 2013

c. Issuance of 22,666,667 shares with a fair value of $8,840,000 pursuant to the acquisition of GTAX and elimnation of GTAX common stock and additional paid-in capital and recognition of incremental intangible assets and goodwill

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

National Holdings Corporation and Gilman & Ciocia

	NHLD	GTAX	Less GTAX	GTAX
	9 Months Ended	12 Months Ended	3 Months Ended	9 Months Ended		Business Combination
	June 30, 2013	June 30, 2013	September 30, 2012	June 30, 2013	Combined	Pro-Forma Adjustments		Pro-Forma Combined
Revenues
Commissions	$56,608,000	$-	$-	$-	$56,608,000			$56,608,000
Net dealer inventory gains	10,561,000	-	-	-	10,561,000			10,561,000
Investment banking	8,494,000	-	-	-	8,494,000			8,494,000
Interest and dividends	2,930,000	-	-	-	2,930,000			2,930,000
Transfer fees and clearing services	5,850,000	-	-	-	5,850,000			5,850,000
Investment advisory fees and other income	7,614,000	-	-	-	7,614,000			7,614,000
Financial Planning Services	-	29,533,000	7,336,000	22,197,000	22,197,000			22,197,000
Tax Preparation and Accounting Fees	-	7,769,000	891,000	6,878,000	6,878,000			6,878,000
Total Revenues	92,057,000	37,302,000	8,227,000	29,075,000	121,132,000			121,132,000

Operating Expenses
Commissions, compensation and fees	79,407,000	18,011,000	4,406,000	13,605,000	93,012,000	39,375	a	93,051,375
Salaries and Benefits	-	9,440,000	2,165,000	7,275,000	7,275,000	16,875	a	7,291,875
Clearing fees	1,549,000	-	-	-	1,549,000			1,549,000
Brokerage Fees & Licenses	-	1,079,000	271,000	808,000	808,000			808,000
Advertising	-	847,000	159,000	688,000	688,000			688,000
Communications	3,437,000	-	-	-	3,437,000			3,437,000
Occupancy, equipment and other administrative costs	2,417,000	-	-	-	2,417,000			2,417,000
Rent	-	2,362,000	590,000	1,772,000	1,772,000			1,772,000
Depreciation and Amortization	-	1,093,000	277,000	816,000	816,000	1,468,000	b	2,284,000
General & Administrative	-	4,333,000	1,070,000	3,263,000	3,263,000	(89,000)	d	3,174,000
Professional fees	2,316,000	-	-	-	2,316,000	(120,000)	d	2,196,000
Interest expense	240,000	-	-	-	240,000			240,000
Taxes, licenses, registration	1,214,000	-	-	-	1,214,000			1,214,000
Total Operating Expenses	90,580,000	37,165,000	8,938,000	28,227,000	118,807,000			120,122,250
Net Income (Loss) from Operations	1,477,000	137,000	(711,000)	848,000	2,325,000			1,009,750

Other Expenses
Loss on investment in unaffiliated entity	(162,000)	-	-	-	(162,000)			(162,000)
Interest and Investment Income	-	30,000	7,000	23,000	23,000			23,000
Interest expense	-	(592,000)	(134,000)	(458,000)	(458,000)	401,000	c	(57,000)
Other income, net		1,075,000	805,000	270,000	270,000			270,000
Income tax expense - Current	(60,000)	-	-	-	(60,000)			(60,000)
Total Other Expenses	(222,000)	513,000	678,000	(165,000)	(387,000)			14,000
Net income (loss) before non-controlling interest	1,255,000	650,000	(33,000)	683,000	1,938,000			1,023,750
Non-controlling interest	3,000	-	-	-	3,000			3,000
Net income (loss) attributable to common stockholders	$1,258,000	$650,000	$(33,000)	$683,000	$1,941,000			$1,026,750

Earnings per share-basic	$0.02							$0.01
Earnings per share-diluted	$0.02							$0.01

Weighted average shares outstanding- basic	62,580,749					33,251,030	e	95,831,779
Weighted average shares outstanding- diluted	66,596,691					33,251,030	e	99,847,721

Pro Forma Adjustments
a. Amortization of non cash compensation due to the issuance of 1,750,000 options with a 4 year vesting and $0.50 exercise price with an aggregate fair value of $300,000.
b. Amortization of intangibles is subject to change pending valuation of intangbles
c. Interest expense adjustment of $401,000 for interest-bearing debt paid at date of merger
d. Expenses associated with the merger
e. Consists of shares issued pursuant to private placement of Auggust 2013 and merger

Pro Forma Condensed Consolidated Statements of Operations

National Holdings Corporation and Gilman & Ciocia

	NHLD	GTAX
	Fiscal Year End	Fiscal Year End
	September 30, 2012 Audited	June 30, 2012 Audited	Combined	Pro-Forma Adjustments		Pro-Forma Combined
Revenues
Commissions	$70,301,000	$-	$70,301,000			$70,301,000
Net dealer inventory gains	14,427,000	-	14,427,000			14,427,000
Investment banking	15,390,000	-	15,390,000			15,390,000
Interest and dividends	2,996,000	-	2,996,000			2,996,000
Transfer fees and clearing services	7,196,000	-	7,196,000			7,196,000
Investment advisory fees and other income	8,338,000	-	8,338,000			8,338,000
Financial Planning Services	-	32,419,000	32,419,000			32,419,000
Tax Preparation and Accounting Fees	-	7,953,000	7,953,000			7,953,000
Total Revenues	118,648,000	40,372,000	159,020,000			159,020,000

Operating Expenses
Commissions, compensation and fees	103,800,000	20,685,000	124,485,000	52,500	a	124,537,500
Salaries and Benefits	-	9,283,000	9,283,000	22,500	a	9,305,500
Clearing fees	1,662,000	-	1,662,000			1,662,000
Brokerage Fees & Licenses	-	1,209,000	1,209,000			1,209,000
Advertising	-	881,000	881,000			881,000
Communications	4,731,000	-	4,731,000			4,731,000
Occupancy, equipment and other administrative costs	4,189,000	-	4,189,000			4,189,000
Rent	-	2,533,000	2,533,000			2,533,000
Depreciation and Amortization	-	1,094,000	1,094,000	1,957,000	b	3,051,000
General & Administrative	-	4,938,000	4,938,000	(89,000)	d	4,849,000
Professional fees	2,714,000	-	2,714,000	(120,000)	d	2,594,000
Interest Expense	916,000	-	916,000			916,000
Taxes, licenses, registration	1,536,000	-	1,536,000			1,536,000
Total Operating Expenses	119,548,000	40,623,000	160,171,000			161,994,000
Net Income (Loss) from Operations	(900,000)	(251,000)	(1,151,000)			(2,974,000)

Other Expenses
Interest and Investment Income	-	8,000	8,000			8,000
Interest Expense	-	(562,000)	(562,000)	535,000	c	(27,000)
Other Income, Net	-	118,000	118,000			118,000
Loss on investment in unaffiliated entity	(1,051,000)	-	(1,051,000)			(1,051,000)
Total Other Expenses	(1,051,000)	(436,000)	(1,487,000)			(952,000)
Net income (loss) before non-controlling interest	(1,951,000)	(687,000)	(2,638,000)			(3,926,000)
Non-controlling interest	(14,000)	-	(14,000)			(14,000)
Preferred stock dividends	(93,000)	-	(93,000)			(93,000)
Net income (loss) attributable to common stockholders	$(2,030,000)	$(687,000)	$(2,717,000)			$(4,005,000)

Earnings per share-basic and diluted	$(0.08)					$(0.07)

Weighted average shares outstanding- basic and diluted	25,014,166			33,251,030	e	58,265,196

Pro Forma Adjustments
a. Amortization of non cash compensation due to the issuance of 1,750,000 options with a 4 year vesting and $0.50 exercise price with an aggregate fair value of $300,000.
b. Amortization of intangibles is subject to change pending valuation of intangbles
c. Interest expense adjustment of $535,000 for interest-bearing debt paid at date of merger
d. Expenses associated with the merger
e. Consists of shares issued pursuant to private placement of Auggust 2013 and merger

Managements Presentation of EBITDA, as Adjusted by Managements Cost Cutting Projections of the Combination of

National Holdings Corporation and Gilman & Ciocia

	NHLD	GTAX
	Fiscal Year End	Fiscal Year End
	September 30, 2012 Audited	June 30, 2012 Audited	Combined	Management's Savings Estimates		Adjusted Combined
Net loss as reported	$(1,937,000)	$(687,000)	$(2,624,000)			$(2,624,000)
Managements estimated cost savings:
Compensation	-	-	-	1,100,000	1	1,100,000
Clearing fees	-	-	-	150,000	2	150,000
Occupancy and administrative costs	-	-	-	400,000	3	400,000
Professional fees	-	-	-	629,000	4	629,000
General and administive costs	-	-	-	680,000	5	680,000
Total Managements estimated cost savings	-	-	-	2,959,000		$2,959,000

Net income (loss) adjusted for Managements projected cost savings	$(1,937,000)	$(687,000)	$(2,624,000)	$2,959,000		$335,000

Net income (loss) reconciled to EBITDA as adjusted:

Interest expense	916,000	562,000	1,478,000	-		1,478,000
Taxes	153,000	-	153,000	-		153,000
Depreciation	533,000	270,000	803,000	-		803,000
Amortization	538,000	824,000	1,362,000	-		1,362,000
Non-cash compensation	10,000	30,000	40,000	-		40,000
Forgivable loan amortization	265,000	25,000	290,000	-		290,000
Loss on investment in unaffiliated entity	1,051,000	-	1,051,000	-		1,051,000
Interest income	-	(8,000)	(8,000)	-		(8,000)
Other income	-	(118,000)	(118,000)	-		(118,000)
Legal fees and settlement costs for OFR Administrative Proceeding	-	375,000	375,000	-		375,000
EBITDA, as Adjusted to include managements projected cost savings and pro forma adjustments	$1,529,000	$1,273,000	$2,802,000	$2,959,000		$5,761,000

** non cash compensation and forgivable loan amortization added to Gilman EBITDA calculation to conform to National presentation

Managements Savings Estimates
1. Assumes a savings in overall compensation, related taxes and benefits
2. Reduction of clearing costs based on volume discounts and renegotiated pricing
3. Consolidation of certain corporate locations
4. Elimination of Audit, Legal, Board of Director, IT Consulting and Transfer Agent fees
5. Cost savings related to shared IT services, Professional Development, reduced Travel and Entertainment

Managements Presentation of EBITDA, as Adjusted by Managements Savings Estimates of the Combination of

National Holdings Corporation and Gilman & Ciocia

	NHLD	GTAX
	6 Months Ended	6 Months Ended *
	Mar. 31, 2013	Mar. 31, 2013	Combined	Management's Savings Estimates		Adjusted Combined
Net income as reported	$454,000	$369,000	$823,000			$823,000
Managements estimated cost savings:
Compensation	-	-	-	550,000	1	550,000
Clearing fees	-	-	-	75,000	2	75,000
Occupancy and administrative costs	-	-	-	200,000	3	200,000
Professional fees	-	-	-	314,500	4	314,500
General and administive costs	-	-	-	340,000	5	340,000
Total Managements estimated cost savings	-	-	-	1,479,500		1,479,500

Net income adjusted for Managements projected cost savings	$454,000	$369,000	$823,000	$1,479,500		$2,302,500

Net income reconciled to EBITDA as adjusted:

Interest expense	230,000	313,000	543,000	-		543,000
Taxes	108,000	-	108,000	-		108,000
Depreciation	227,000	130,000	357,000	-		357,000
Amortization	311,000	416,000	727,000	-		727,000
Non-cash compensation	-	12,500	12,500	-		12,500
Forgivable loan amortization	135,000	21,000	156,000	-		156,000
Loss on investment in unaffiliated entity	162,000	-	162,000	-		162,000
Interest income	-	(15,000)	(15,000)	-		(15,000)
Other income	-	9,000	9,000	-		9,000
Legal fees and settlement costs for OFR Administrative Proceeding	-	(100,000)	(100,000)	-		(100,000)
EBITDA, as Adjusted to include managements projected cost savings and pro forma adjustments	$1,627,000	$1,155,500	$2,782,500	$1,479,500		$4,262,000

* As derived from the 9 months ended March 31, 2013 less the three months ended September 30, 2012
** non cash compensation and forgivable loan writedown added to Gilman EBITDA calculation to conform to National presentation

Managements Savings Estimates
1. Assumes a savings in overall compensation, related taxes and benefits
2. Reduction of clearing costs based on volume discounts and renegotiated pricing
3. Consolidation of certain corporate locations
4. Elimination of Audit, Legal, Board of Director, IT Consulting and Transfer Agent fees
5. Cost savings related to shared IT services, Professional Development, reduced Travel and Entertainment

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Purchase Accounting Estimates

The purchase price allocation is preliminary and is based upon a preliminary estimated valuation of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon the following purchase price:

Issuance of shares of common stock to Gilman Stockholders 22,667,667 shares)	$8,840,000
Cash to satisfy certain liabilities of Gilman	5,400,000
$14,240,000

In order to satisfy certain liabilities of Gilma aggregating $5.4 million, National generated proceeds of $ from the issuance of 10,583,330 shares of its common stock pursuant to a private placement on August 29, 2013.

The price per share of common stock of National for purposes of determining the purchase price was based on the closing price, as quoted, on the transaction closing date, which was October 15, 2013.

The purchase price will be allocated to tangible and intangible assets and liabilities based on an estimate of the fair value of assets acquired and liabilities assumed as of October 15, 2013. For purposes of these proforma financial statements, the purchase price was allocated to the assets and liabilities as if the transaction occurred on June 30, 2013. The difference between the purchase price, as determined as of October 15, 2013, and the identifiable assets and liabilities assumed was allocated to goodwill. The significant intangible assets likely to be recognized in the valuation are customer relationships, broker relationship and trade names. The estimated useful lives that these assets, once determined, will be amortized utilizing the straight line method over their estimated economic life. If it were to be determined that the entire $12,200,000 are definite lived intangible assets with a 5 year economic life, the amortization of those intangible assets would be $2,440,000 per year. For the purposes of these pro forma financial statements, we are estimating that the fair value of the intangible assets and goodwill acquired is approximately $9,787,000 and $4,194,000, respectively. For purposes of these proforma financial statements, the estimated useful lives of the intangible assets is 5 years.The following allocation of the aggregate fair value is preliminary, assumes that the transaction occurred as of June 30, 2013, and subject to adjustment based on the final determination of the total purchase price and the fair value of the assets acquired and liabilities assumed.

June 30,
2013
Current assets	$5,262,000
Fixed assets	523,000
Other assets	262,000
Current liabilities	(8,841,000)
Long-term liabilities	(2,347,000)
Net tangible liabilities assumed	(5,141,000)
Liabilities satisfied at closing	5,400,000
Intangible assets	9,786,000
Goodwill	4,195,000
Total consideration	$14,240,000

The final purchase price and purchase price allocation could change significantly upon the completion of a detailed fair value study at the closing date of the merger transaction.

Note 2. Summary of Adjustments

Adjustments included in the unaudited pro forma condensed combined balance sheets and unaudited pro forma condensed combined statements of operations are summarized as follows:

a.

Issuance of 10,583,350 shares of common stock of National pursuant to a private placement which generated net proceeds of $3,016,000. Such proceeds were used to satisfy certain obligations of Gilman aggregating $5,400,000 at the date of closing, October 15, 2013.

* The estimated costs of the merger transaction have been reflected in the pro forma Accumulated Deficit and Additional Paid in Capital in the pro forma condensed combined balance sheet at September 30, 2012, but not reflected in the pro forma statements of operations as the amounts are nonrecurring and will be included in operations with 12 months following the closing of the merger transaction. Total estimated costs includes $620,000 paid by Gilman prior to June 30, 2013 and $620,000 to be paid in cash by National which amount includes $350,000 in closing costs associated with the $5,000,000 private placement.

b.	Payoff of $5,400,000 of Gilman debt on closing and adjustment for excess debt on October 15, 2013;

c.

Issuance of 22,667,667 shares of common stock of National stock in exchange for Gilman shares, allocation of excess of purchase price over liabilities assumed as intangible assets and goodwill as if the transaction had occurred on June 30, 2013, and elimination of Gilman stockholders’ equity balance;

d.	Amortization of non cash compensation due to the issuance of up to1,750,000 options with a 4 year vesting and $0.50 exercise price following the closing date;

e.	Amortization of intangibles is subject to change pending valuation of intangibles, amortized using an estimated useful life of 5 years;

f.	Interest expense adjustment assuming that Gilman debt had been repaid at the time of the merger ;

g.	Reflect estimated costs of the merger transaction incurred by National and Gilman.

h.

Consists of 10,583,330 shares of common stock of National issued pursuant to a private placement which proceeds were used to satisfy liabilities of Gilman at the closing date aggregating $5.4 million and 22,667,700 shares of common stock of National issued to Gilman stockholders pursuant to the merger, as if the shares were issued and outstanding for the nine-month period ended June 30, 2013 and the year ended September 30, 2012, respectively.

The pro forma adjustments do not include any related income tax effects as National provided a full valuation allowance on its deferred tax assets. In addition, as Gilman is tendering all of its common stock, the use of Gilman net operating loss carryforwards are not expected to be limited under Section 382 of the Internal Revenue Code. Additionally, the pro forma adjustments do not include fair value adjustments related to the net tangible assets acquired as Gilman net assets approximate fair value.

The pro forma adjustments do not include any deferred tax liabilities due to the step-up of the intangibles to fair value from Gilman since Gilman has sufficient deferred tax assets to offset against such liabilities.

If, as a result of this transaction, it is determined that National underwent an ownership change as defined in Section 382 of the Internal Revenue Code, the use of its net operating loss and credit carryforwards may be further limited.

Certain National Non-GAAP Financial Presentations

National and Gilman management considers earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating our business on a consistent basis across various periods. In an effort to demonstrate what the EBITDA, as adjusted, performance of National would have been if the companies were consolidated for the nine months ended June 30, 2013 and the fiscal year end September 30, 2012 (and June 30, 2012 for Gilman), the tables which follow are being provided.

National management estimates that through cost reductions and elimination of certain duplicative cost, they might acheive a reduction of operating costs of approximately $2.25 million on an annualized basis for fiscal 2014, with additional cost savings of $200,000 to $500,000 to be achieved in 2015 and thereafter.

Due to the significance of non-recurring items, EBITDA, as adjusted, enables the National board of directors and management to monitor and evaluate our business on a consistent basis. We use EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. We believe that EBITDA, as adjusted, eliminates items that are not part of our core operations, such as interest expense and amortization expense associated with intangible assets, or items that do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Accordingly, there can be no assurance that actual performance consistent with this presentation will be realized, and actual results may vary materially from those shown. The inclusion of this presentation within this proxy statement/prospectus should not be regarded as an indication that National, Gilman or any of their respective affiliates, advisors, officers, directors or representatives considered or consider this presentation to be predictive of actual future events, and this presentation should not be relied upon as such. None of National, Gilman and any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from this presentation, and none of them undertakes any obligation to update or otherwise revise or reconcile this presentation to reflect circumstances existing after the date this presentation was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying this presentation is shown to be in error. Neither National nor Gilman intends to make publicly available any update or other revision to this presentation, except as otherwise required by law. None of National, Gilman nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of Gilman or other person regarding the ultimate performance of National and Gilman compared to the information contained in this presentation or that this presentation will be achieved. National and Gilman have made no representation to each other or to each other’s affiliates, in the merger agreement or otherwise, concerning this presentation.

In light of the foregoing factors and the uncertainties inherent in the projections, stockholders are cautioned not to place undue, if any, reliance on these presentations.

Managements Presentation of EBITDA, as Adjusted For

National and Gilman

	National	Gilman
	Nine-month	Nine-month
	period ended	period ended
	June 30, 2013	June 30, 2013	Combined
Net income, as reported	$1,258,000	683,000	$1,941,000

Net income reconciled to EBITDA as adjusted
Interest expense	240,000	458,000	698,000
Taxes	128,000	-	128,000
Depreciation and amortization	776,000	816,000	1,612,000
Non-cash administrative expense	125,000	-	125,000
Forgivable loan amortization	212,000		212,000
loss on investment in unaffiliated entity	$162,000		162,000
Interest income		(7,000)	(7,000)
Other income		(27,000)	(27,000)
EBITDA, as adjusted	$2,921,000	1,923,000	$4,844,000

* As derived from the 9 months ended June 30, 2013 less the three months ended September 30, 2012
** non cash compensation and forgivable loan amortization added to Gilman EBITDA calculation to conform to National presentation

Managements Presentation of EBITDA, as Adjusted For

National and Gilman

	National Fiscal Year End	Gilman Fiscal Year End
	September 30, 2012 Audited	June 30, 2012 Audited	Combined
Net loss as reported	$(1,937,000)	$(687,000)	$(2,624,000)

Net loss reconciled to EBITDA as adjusted:

Interest expense	916,000	562,000	1,478,000
Taxes	153,000	-	153,000
Depreciation	1,071,000	1,094,000	2,165,000
Non-cash compensation	10,000	30,000	40,000
Forgivable loan amortization	265,000	25,000	290,000
Loss on investment in unaffiliated entity	1,051,000	-	1,051,000
Interest income	-	(8,000)	(8,000)
Other income	-	(118,000)	(118,000)
Legal fees and settlement costs for OFR Administrative Proceeding	-	375,000	375,000
EBITDA, as Adjusted	$1,529,000	$1,273,000	$2,802,000

** non cash compensation and forgivable loan amortization added to Gilman EBITDA calculation to conform to National presentation